Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159468 and 333-162120 on Forms S-3 of our report dated February 25, 2010, relating to the consolidated financial statements of Chimera Investment Corporation, and the effectiveness of Chimera Investment Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Chimera Investment Corporation for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 25, 2010